Exhibit 10.1

AMENDMENT TO FARMOUT AGREEMENT

Altus Explorations, Inc. (“Altus” or “Assignor”), a Nevada Corporation, and Orbit Energy, LLC (“Orbit” or “Operator”), a Nevada Limited Liability Company, are Parties to a Farmout Agreement made and entered into on the 30th day of June, 2004. Pursuant to the Farmout Agreement, Altus assigned its interests in certain oil and gas leases in Chautaque County, Kansas to Orbit as Operator. Acreage associated with such oil and gas leases is collectively identified as the Lake Creek Prospect Acreage.

In connection with the continuing development of the Kansas acreage, Altus and Orbit desire to amend the Lake Creek Prospect Farmout Agreement to provide Altus the right to continue to participate in the drilling and development of prospect acreage located outside the original Lake Creek Prospect Acreage.

Pursuant to this amendment, Altus and Orbit agree that Altus has the right to participate in the drilling and development of Lake Creek area acreage with a working interest up to 25%, of which 10% shall be “carried” by Orbit while Altus will be responsible for its proportionate share of capital expenditures on the remaining 15% working interest.

This amendment and Altus’ right to participate in the continued drilling and development of Lake Creek area acreage outside the original Lake Creek Prospect Acreage relates solely to the drilling and completion of the Lake Creek No. 2 well, the Lake Creek No. 3 well, and the Lake Creek No. 4 well.

Altus’ timely remittance of payment to Orbit, upon Orbit’s request, for its proportionate share of capital expenditures attributable to the 15% working interest shall constitute Altus’ election to participate in the drilling and completion of a well. Non-remittance of Altus’ proportionate share of capital expenditures when requested by Orbit, shall constitute Altus’ election to participate in the drilling and completion of a well with only its 10% “carried” working interest.

Entered into and executed in duplicate as of the 16th day of December 2004.

Altus Explorations, Inc

By: /s/ Milton Cox
Title: President

Orbit Energy, LLC

By: /s/ signed
Title: President